Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-282151) pertaining to the 2020 Equity Incentive Plan, the 2024 Equity Incentive Plan and the 2024 Employee Stock Purchase Plan of Zenas BioPharma, Inc. of our report dated March 11, 2025, with respect to the consolidated financial statements of Zenas BioPharma, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 11, 2025